Exhibit 10.5

Cibus Corp.
2019 Employee Stock Purchase Plan

1.          Establishment, Purpose and Term of Plan.

(a)          Establishment.  The Board adopted the Cibus Corp. 2019 Employee Stock Purchase Plan (the “Plan”) on ____________ __, 2019 (the “Effective Date”), subject to Stockholder approval, which was received on ____________ __, 2019.

(b)          Purpose.  The purpose of the Plan is to provide Eligible Employees with an opportunity to acquire a proprietary interest in the future of the Company through the purchase of shares of Common Stock.  The Company intends that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments to such section) (“Section 423”), and the Plan shall be so construed.  The Plan provides for both Section 423 and non-Section 423 components.

(c)          Term of Plan.  The Plan shall continue in effect until the earliest of (i) its termination by the Committee, (ii) the issuance of all of the shares of Common Stock available for issuance under the Plan and (iii) the day before the ten year anniversary of the Effective Date.

2.          Definitions and Construction.

(a)          Definitions.  Any term not expressly defined in the Plan but defined for purposes of Section 423 shall have the same definition herein.  Whenever used herein, the following terms shall have their respective meanings set forth below:

(i)          “Administrator” means the Committee or officer or employee of the Company to whom the Committee has delegated its authority under the Plan, to the extent permitted by applicable law.

(ii)          “Affiliate” means any Person that directly or indirectly controls, is controlled by, or is under common control with the Company.  The term “control” (including, with the correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract, or otherwise.

(iii)          “Board” means the Board of Directors of the Company.

(iv)          “Business Day” means any day on which the national stock exchange on which the shares of Common Stock are traded is available and open for trading.

(v)          “Change of Control” will be deemed to have occurred upon the occurrence (after the Effective Date) of any of the following events:

(A)          any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (I) the then-outstanding shares of Common Stock (the “Outstanding Company Common Stock”) or (II) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate or (4) any acquisition pursuant to a transaction that complies with Sections 2(a)(vii)(C)(I), (a)(vii)(C)(II) and (a)(vii)(C)(III) below;

(B)          individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(C)          consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (I) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of Common Stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (II) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then-outstanding shares of Common Stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (III) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(D)          approval by the Stockholders of a complete liquidation or dissolution of the Company.

(vi)          “Code” means the U.S. Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor thereto, together with rules, regulations, and interpretations promulgated thereunder. Where the context so requires, any reference to a particular Code section will be construed to refer to the successor provision to such Code section.

(vii)          “Committee” means the Compensation Committee of the Board or such other committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board.  If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

(viii)          “Common Stock” means the Class A common stock of the Company, par value of $0.00001 per share, or any security into which such common stock may be changed by reason of any transaction or event of the type referred to in Section 4(b) of this Plan.

(ix)          “Company” means Cibus Corp., a Delaware corporation, and its successors.

(x)          “Compensation” means, with respect to any Offering Period, base wages or salary, overtime, shift differentials, payments for paid time off, and payments in lieu of notice.  Compensation shall be limited to amounts actually payable in cash during the Offering Period.  Compensation shall not include moving allowances, payments pursuant to a severance agreement, termination pay, relocation payments, bonuses, commissions, compensation deferred under any program or plan, including, without limitation, pursuant to Section 401(k) or Section 125 of the Code, any amounts directly or indirectly paid pursuant to the Plan or any other stock purchase, stock option or other stock-based compensation plan, or any other compensation not included above.

(xi)          “Eligible Employee” means an Employee who meets the eligibility requirements set forth in Section 5 of the Plan.

(xii)          “Employee” means a person treated as an employee of a Participating Company for purposes of Section 423.  A Participant shall be deemed to have ceased to be an Employee either upon an actual termination of employment or upon the corporation employing the Participant ceasing to be a Participating Company.  For purposes of the Plan, an individual shall not be deemed to have ceased to be an Employee while on any military leave, sick leave, or other bona fide leave of absence approved by the Company.

(xiii)          “Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor thereto, together with rules, regulations, and interpretations promulgated thereunder.  Where the context so requires, any reference to a particular Exchange Act section will be construed to refer to the successor provision to such Exchange Act section.

(xiv)          “Fair Market Value” means on any given date, the closing price per share of Common Stock as reported for such day by the principal exchange or trading market on which the shares of Common Stock are traded (as determined by the Administrator) or, if the shares of Common Stock were not traded on such date, on the next preceding day on which the shares of Common Stock were traded.  If the shares of Common Stock are not listed on a stock exchange or if trading activities for the shares of Common Stock are not reported, the Fair Market Value will be determined by the Board or an Administrator, consistent with applicable legal requirements (including, if applicable, the requirements of Section 409A of the Code).

(xv)          “Non-United States Offering” means a separate Offering covering Eligible Employees of one or more Participating Companies, as described in Sections 3(c), 3(d), and 11(a)(ii).

(xvi)          “Offering” means an offering of the shares of Common Stock pursuant to the Plan, as provided in Section 6.  More than one Offering may run concurrently, the terms of which need not be the same, as permitted under Section 423.

(xvii)          “Offering Date” means, for any Offering Period, the first day of such Offering Period.

(xviii)          “Offering Period” means a period, established by the Committee in accordance with Section 6, during which an Offering is outstanding.

(xix)          “Officer” means any person designated by the Board as an officer of the Company.

(xx)          “Parent” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(xxi)          “Participant” means an Eligible Employee who has become a participant in an Offering Period in accordance with Section 7 and remains a participant in accordance with the Plan.

(xxii)          “Participating Company” means the Company and any Parent or Subsidiary designated by the Committee as a corporation the Employees of which may, if Eligible Employees, participate in the Plan.  The Committee shall have the discretion to determine from time to time which Parents or Subsidiaries shall be Participating Companies.

(xxiii)          “Participating Company Group” means, at any point in time, the Company and all other corporations collectively which are then Participating Companies.

(xxiv)          “Purchase Date” means, for any Offering Period, the last day of such Offering Period, or, if so determined by the Committee, the last day of each Purchase Period occurring within such Offering Period.

(xxv)          “Purchase Period” means a period, established by the Committee in accordance with Section 6, included within an Offering Period and on the final date of which outstanding Purchase Rights are exercised.

(xxvi)          “Purchase Price” means the price at which a share of Common Stock may be purchased under the Plan, as determined in accordance with Section 9.

(xxvii)          “Purchase Right” means an option granted to a Participant pursuant to the Plan to purchase such shares of Common Stock as provided in Section 8, which the Participant may or may not exercise during the Offering Period in which such option is outstanding.  Such option arises from the right of a Participant to withdraw any payroll deductions or other funds accumulated on behalf of the Participant and not previously applied to the purchase of shares of Common Stock under the Plan, and to terminate participation in the Plan at any time during an Offering Period.

(xxviii)          “Securities Act” means the U.S. Securities Act of 1933, as amended.

(xxix)          “Stockholder” means an individual or entity that owns one or more shares of Common Stock.

(xxx)          “Subscription Agreement” means a written or electronic agreement, in such form as is specified by the Company, stating an Employee’s election to participate in the Plan and authorizing payroll deductions under the Plan from the Employee’s Compensation or other method of payment authorized by the Committee pursuant to Section 11(a)(ii).

(xxxi)          “Subscription Date” means the last Business Day prior to the Offering Date of an Offering Period or such earlier date as the Company shall establish.

(xxxii)          “Subsidiary” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(b)          Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.          Administration.

(a)          Administration by the Committee.  The Plan shall be administered by the Committee.  All questions of interpretation of the Plan, of any form of agreement or other document employed by the Company in the administration of the Plan, or of any Purchase Right shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or the Purchase Right, unless fraudulent or made in bad faith.  Subject to the provisions of the Plan, the Committee shall determine all of the relevant terms and conditions of Purchase Rights; provided, however, that all Participants granted Purchase Rights pursuant to an Offering shall have the same rights and privileges within the meaning of Section 423(b)(5) of the Code.  Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or any agreement thereunder (other than determining questions of interpretation pursuant to the second sentence of this Section 3(a)) shall be final, binding and conclusive upon all persons having an interest therein.  All expenses reasonably incurred by the Company in the administration of the Plan shall be paid by the Company.

(b)          Authority of Officers.  Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the Officer has actual authority with respect to such matter, right, obligation, determination or election.

(c)          Power to Adopt Sub-Plans or Varying Terms with Respect to Non-U.S. Employees.  The Committee shall have the power, in its discretion, to adopt one or more sub-plans of the Plan as the Committee deems necessary or desirable to comply with the laws or regulations, tax policy, accounting principles or custom of foreign jurisdictions applicable to employees of a subsidiary business entity of the Company, provided that any such sub-plan shall not be within the scope of an “employee stock purchase plan” within the meaning of Section 423.  Any of the provisions of any such sub-plan may supersede the provisions of this Plan, other than Section 4.  Except as superseded by the provisions of a sub-plan, the provisions of this Plan shall govern such sub-plan.  Alternatively and in order to comply with the laws of a foreign jurisdiction, the Committee shall have the power, in its discretion, to grant Purchase Rights in an Offering to citizens or residents of a non-U.S. jurisdiction (without regard to whether they are also citizens of the United States or resident aliens) that provide terms which are less favorable than or different from the terms of Purchase Rights granted under the same Offering to Employees resident in the United States.

(d)          Power to Establish Separate Offerings with Varying Terms.  The Committee shall have the power, in its discretion, to establish separate, simultaneous or overlapping Offerings having different terms and conditions and to designate the Participating Company or Companies that may participate in a particular Offering, provided that each Offering shall individually comply with the terms of the Plan and the requirements of Section 423(b)(5) of the Code that all Participants granted Purchase Rights pursuant to such Offering shall have the same rights and privileges within the meaning of such section.

(e)          Policies and Procedures Established by the Company.  Without regard to whether any Participant’s Purchase Right may be considered adversely affected, the Company may, from time to time, consistent with the Plan and the requirements of Section 423, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Company, in its discretion, for the proper administration of the Plan, including, without limitation, (i) a minimum payroll deduction amount required for participation in an Offering, (ii) a limitation on the frequency or number of changes permitted in the rate of payroll deduction during an Offering, (iii) an exchange ratio applicable to amounts withheld or paid in a currency other than United States dollars, (iv) a payroll deduction greater than or less than the amount designated by a Participant in order to adjust for the Company’s delay or mistake in processing a Subscription Agreement or in otherwise effecting a Participant’s election under the Plan or as advisable to comply with the requirements of Section 423, and (v) determination of the date and manner by which the Fair Market Value of a share of Common Stock is determined for purposes of administration of the Plan.  All such actions by the Company shall be taken consistent with the requirements under Section 423(b)(5) of the Code that all Participants granted Purchase Rights pursuant to an Offering shall have the same rights and privileges within the meaning of such section, except as otherwise permitted by Section 3(c) and the regulations under Section 423.

(f)          Indemnification.  In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, to the extent permitted by applicable law, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within 60 days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4.          Shares Subject to Plan.

(a)          Maximum Number of Shares Issuable.  Subject to adjustment as provided in Section 4(b), the maximum aggregate number of shares of Common Stock that may be issued under the Plan shall be 233,333 and shall consist of authorized but unissued or reacquired shares of Common Stock, shares of Common Stock purchased on the open market, or any combination thereof; provided, however, that this maximum share limit will automatically increase on January 1 of each year, for a period of not more than ten years, commencing on January 1 of the year following the year in which the Effective Date occurs and ending on (and including) January 1, 2029, in an amount equal to 1% of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year, and further, provided, that the Board may act prior to January 1 of a given year to provide that there will be no January 1st increase in the maximum share limit for such year or that the increase in the maximum share limit for such year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding clause.  If an outstanding Purchase Right for any reason expires or is terminated or canceled, the shares of Common Stock allocable to the unexercised portion of that Purchase Right shall again be available for issuance under the Plan.

(b)          Adjustments for Changes in Capital Structure.  Subject to any required action by the Stockholders and the requirements of Section 424 of the Code to the extent applicable, in the event of any change in the shares of Common Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the Stockholders in a form other than shares of Common Stock (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of the shares of Common Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Plan, the limit on the shares which may be purchased by any Participant during an Offering (as described in Sections 8(a) and 8(b)) and each Purchase Right, and in the Purchase Price in order to prevent dilution or enlargement of Participants’ rights under the Plan.  For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.”  If a majority of the shares which are of the same class as the shares that are subject to outstanding Purchase Rights are exchanged for, converted into, or otherwise become (whether or not pursuant to a Change of Control) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Purchase Rights to provide that such Purchase Rights are for New Shares.  In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Purchase Rights shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion.  Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number, and in no event may the Purchase Price be decreased to an amount less than the par value, if any, of the shares of Common Stock subject to the Purchase Right.  The adjustments determined by the Committee pursuant to this Section 4(b) shall be final, binding and conclusive.

5.          Eligibility.

(a)          Employees Eligible to Participate.  Each Employee of a Participating Company is eligible to participate in the Plan and shall be deemed an Eligible Employee, except the following:

(i)          Any Employee who has been employed by the Participating Company Group for a period of less than 180 days as of the first day of an Offering Period;

(ii)          Any Employee who is customarily employed by the Participating Company Group for 20 hours or less per week; or

(iii)          Any Employee who is customarily employed by the Participating Company Group for not more than five months in any calendar year.

(b)          Exclusion of Certain Stockholders.  Notwithstanding any provision of the Plan to the contrary, no Employee shall be treated as an Eligible Employee and granted a Purchase Right under the Plan if, immediately after such grant, the Employee would own, or hold options to purchase, shares of the Company or of any Parent or Subsidiary possessing 5% or more of the total combined voting power or value of all classes of shares of such corporation, as determined in accordance with Section 423(b)(3) of the Code.  For purposes of this Section 5(b), the attribution rules of Section 424(d) of the Code shall apply in determining the share ownership of such Employee.

(c)          Determination by Company.  The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee or an Eligible Employee and the effective date of such individual’s attainment or termination of such status, as the case may be.  For purposes of an individual’s participation in or other rights, if any, under the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.  In addition, the Administrator may, for Offering Periods that have not yet commenced, establish additional eligibility requirements not inconsistent with Section 423.

6.          Offerings.

The Plan shall be implemented by sequential Offerings of approximately six months duration or such other duration as the Committee shall determine.  Offering Periods shall commence and end on dates determined by the Administrator.  Notwithstanding the foregoing, the Committee may establish additional or alternative concurrent, sequential or overlapping Offering Periods, a different duration for one or more Offering Periods or different commencing or ending dates for such Offering Periods; provided, however, that no Offering Period may have a duration exceeding 27 months.  If the Committee shall so determine in its discretion, each Offering Period may consist of two or more consecutive Purchase Periods having such duration as the Committee shall specify, and the last day of each such Purchase Period shall be a Purchase Date.  If the first or last day of an Offering Period or a Purchase Period is not a Business Day, the Company shall specify the Business Day that will be deemed the first or last day, as the case may be, of the Offering Period or Purchase Period.

7.          Participation in the Plan.

(a)          Initial Participation.  An Eligible Employee may become a Participant in an Offering Period by delivering a properly completed written or electronic Subscription Agreement to the Company office or representative designated by the Company (including the Administrator) not later than the close of business on the Subscription Date established by the Company for that Offering Period.  An Eligible Employee who does not deliver a properly completed Subscription Agreement in the manner permitted or required on or before the Subscription Date for an Offering Period shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless the Eligible Employee subsequently delivers a properly completed Subscription Agreement to the appropriate Company office or representative on or before the Subscription Date for such subsequent Offering Period.  An Employee who becomes an Eligible Employee after the Offering Date of an Offering Period shall not be eligible to participate in that Offering Period but may participate in any subsequent Offering Period provided the Employee is still an Eligible Employee as of the Offering Date of such subsequent Offering Period.

(b)          Continued Participation.  A Participant shall automatically participate in the next Offering Period commencing immediately after the final Purchase Date of each Offering Period in which the Participant participates provided that the Participant remains an Eligible Employee on the Offering Date of the new Offering Period and has not either (i) withdrawn from the Plan pursuant to Section 12(a), or (ii) terminated employment or otherwise ceased to be an Eligible Employee as provided in Section 13.  A Participant who may automatically participate in a subsequent Offering Period, as provided in this Section, is not required to deliver any additional Subscription Agreement for the subsequent Offering Period in order to continue participation in the Plan.  However, a Participant may deliver a new Subscription Agreement for a subsequent Offering Period in accordance with the procedures set forth in Section 7(a) if the Participant desires to change any of the elections contained in the Participant’s then effective Subscription Agreement.

8.          Right to Purchase Shares.

(a)          Grant of Purchase Right.  Except as otherwise provided below, on the Offering Date of each Offering Period, each Participant in such Offering Period shall be granted automatically a Purchase Right consisting of an option to purchase no more than 5,000 shares.  The Committee may, in its discretion and prior to the Offering Date of any Offering Period, change the maximum aggregate number of shares that may be purchased by all Participants in an Offering or on any Purchase Date within an Offering Period.  No Purchase Right shall be granted on an Offering Date to any person who is not, on such Offering Date, an Eligible Employee.

(b)          Calendar Year Purchase Limitation.  Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted a Purchase Right which permits his or her right to purchase shares of Common Stock under the Plan to accrue at a rate which, when aggregated with such Participant’s rights to purchase shares under all other employee stock purchase plans of a Participating Company intended to meet the requirements of Section 423, exceeds $25,000 in Fair Market Value (or such other limit, if any, as may be imposed by the Code) for each calendar year in which such Purchase Right is outstanding at any time.  For purposes of the preceding sentence, the Fair Market Value of shares purchased during a given Offering Period shall be determined as of the Offering Date for such Offering Period.  The limitation described in this Section shall be applied in conformance with Section 423(b)(8) of the Code and the regulations thereunder.

9.          Purchase Price.

The Purchase Price at which each share of Common Stock may be acquired in an Offering Period upon the exercise of all or any portion of a Purchase Right shall be established by the Committee; provided, however, that the Purchase Price on each Purchase Date shall not be less than 85% of the lesser of (a) the Fair Market Value of a share of Common Stock on the Offering Date of the Offering Period or (b) the Fair Market Value of a share of Common Stock on the Purchase Date.

10.          Accumulation of Purchase Price through Payroll Deduction.

Except as provided in Section 11(a)(ii) with respect to a Non-United States Offering, shares of Common Stock acquired pursuant to the exercise of all or any portion of a Purchase Right may be paid for only by means of payroll deductions from the Participant’s Compensation accumulated during the Offering Period for which such Purchase Right was granted, subject to the following:

(a)          Amount of Payroll Deductions.  Except as otherwise provided herein, the amount to be deducted under the Plan from a Participant’s Compensation on each pay day during an Offering Period shall be determined by the Participant’s Subscription Agreement.  For Non-United States Offerings, a Participant’s payroll deduction from his or her Compensation will be in the applicable local currency and will be converted into United States dollars based upon the exchange rate in effect on the Purchase Date.  The Subscription Agreement shall set forth the percentage or dollar amount of the Participant’s Compensation to be deducted on each pay day during an Offering Period in whole percentages or dollars equivalent to not less than 1% (except as a result of an election pursuant to Section 10(c) to stop payroll deductions effective following the first pay day during an Offering) or more than 15%.  Notwithstanding the foregoing, a Participant’s payroll deductions for each calendar year may not exceed $21,250 in Fair Market Value.  The Committee may change the foregoing limits on payroll deductions effective as of any Offering Date.

(b)          Commencement of Payroll Deductions.  Payroll deductions shall commence on the first pay day following the Offering Date and shall continue to the end of the Offering Period unless sooner cancelled or terminated as provided herein.

(c)          Election Stop Payroll Deductions.  During an Offering Period, a Participant may elect to stop deductions from his or her Compensation by delivering to the Company office or representative designated by the Company (including the Administrator) a cancellation notice in accordance with the procedures prescribed by, and in a form acceptable to, the Company.  To be effective with respect to an upcoming Purchase Date, such cancellation notice must be delivered not later than ten Business Days prior to such Purchase Date.  Upon such cancellation, the balance in the Participant’s Plan account will be returned to the Participant, without interest, as soon as administratively practicable thereafter.

(d)          Administrative Suspension of Payroll Deductions.  The Company may, in its discretion, suspend a Participant’s payroll deductions under the Plan as the Company deems advisable to avoid accumulating payroll deductions in excess of the amount that could reasonably be anticipated to purchase the maximum number of shares of Common Stock permitted (i) under the Participant’s Purchase Right, or (ii) during a calendar year under the limit set forth in Section 8(b).  Unless the Participant has either withdrawn from the Plan as provided in Section 12(a) or has ceased to be an Eligible Employee, suspended payroll deductions shall be resumed at the rate specified in the Participant’s then effective Subscription Agreement either (A) at the beginning of the next Offering Period if the reason for suspension was clause (i) in the preceding sentence, or (B) at the beginning of the next Offering Period having a first Purchase Date that falls within the subsequent calendar year if the reason for suspension was clause (ii) in the preceding sentence.

(e)          Participant Accounts.  Individual bookkeeping accounts shall be maintained for each Participant.  All payroll deductions from a Participant’s Compensation (and other amounts received from a non-United States Participant pursuant to Section 11(a)(ii)) shall be credited to such Participant’s Plan account and shall be deposited with the general funds of the Company unless otherwise required by applicable law.  All such amounts received or held by the Company may be used by the Company for any corporate purpose.

(f)          No Interest Paid.  Interest shall not be paid on sums deducted from a Participant’s Compensation pursuant to the Plan or otherwise credited to the Participant’s Plan account unless otherwise required by applicable law.

11.          Purchase of Shares.

(a)          Exercise of Purchase Right.

(i)          Generally.  Except as provided in Section 11(a)(ii), on each Purchase Date of an Offering Period, each Participant who has not withdrawn from the Plan and whose participation in the Offering has not otherwise terminated before such Purchase Date shall automatically acquire pursuant to the exercise of the Participant’s Purchase Right the number of whole shares of Common Stock determined by dividing (a) the total amount of the Participant’s payroll deductions accumulated in the Participant’s Plan account during the Offering Period and not previously applied toward the purchase of shares of Common Stock by (b) the Purchase Price.  However, in no event shall the number of shares purchased by the Participant during an Offering Period exceed the number of shares subject to the Participant’s Purchase Right.  No shares of Common Stock shall be purchased on a Purchase Date on behalf of a Participant whose participation in the Offering or the Plan has terminated before such Purchase Date.

(ii)          Purchase by Non-United States Participants for Whom Payroll Deductions Are Prohibited by Applicable Law.  Notwithstanding Section 11(a)(i), where payroll deductions on behalf of Participants who are citizens or residents of countries other than the United States (without regard to whether they are also citizens of the United States or resident aliens) are prohibited by applicable law, the Committee may establish a separate Offering (a “Non-United States Offering”) covering all Eligible Employees of one or more Participating Companies subject to such prohibition on payroll deductions.  The Non-United States Offering shall provide another method for payment of the Purchase Price with such terms and conditions as shall be administratively convenient and comply with applicable law.  On each Purchase Date of the Offering Period applicable to a Non-United States Offering, each Participant who has not withdrawn from the Plan and whose participation in such Offering Period has not otherwise terminated before such Purchase Date shall automatically acquire pursuant to the exercise of the Participant’s Purchase Right a number of whole shares of Common Stock determined in accordance with Section 11(a)(i) to the extent of the total amount of the Participant’s Plan account balance accumulated during the Offering Period in accordance with the method established by the Committee and not previously applied toward the purchase of shares of Common Stock.  However, in no event shall the number of shares purchased by a Participant during such Offering Period exceed the number of shares subject to the Participant’s Purchase Right.  The Company shall refund to a Participant in a Non-United States Offering in accordance with Section 11(d) any excess Purchase Price payment received from such Participant.

(b)          Pro Rata Allocation of Shares.  If the number of shares of Common Stock which might be purchased by all Participants on a Purchase Date exceeds the number of shares of Common Stock available in the Plan as provided in Section 4(a) or the maximum aggregate number of shares of Common Stock that may be purchased on such Purchase Date pursuant to a limit established by the Committee pursuant to Section 8(a), the Company shall make a pro rata allocation of the shares available in as uniform a manner as practicable and as the Company determines to be equitable.  Any fractional share resulting from such pro rata allocation to any Participant shall be disregarded.

(c)          Delivery of Title to Shares.  Subject to any governing rules or regulations, as soon as practicable after each Purchase Date, the Company shall issue or cause to be issued to or for the benefit of each Participant the shares of Common Stock acquired by the Participant on such Purchase Date by means of one or more of the following: (i) by delivering to the Participant evidence of book entry shares of Common Stock credited to the account of the Participant, (ii) by depositing such shares of Common Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (iii) by delivering such shares of Common Stock to the Participant in certificate form.

(d)          Return of Plan Account Balance.  Any cash balance remaining in a Participant’s Plan account following any Purchase Date shall be refunded to the Participant as soon as practicable after such Purchase Date.  However, if the cash balance to be returned to a Participant pursuant to the preceding sentence is less than the amount that would have been necessary to purchase an additional whole share of Common Stock on such Purchase Date, the Company may retain the cash balance in the Participant’s Plan account to be applied toward the purchase of shares of Common Stock in the subsequent Purchase Period or Offering Period.

(e)          Tax Withholding.  At the time a Participant’s Purchase Right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares of Common Stock he or she acquires under the Plan, the Participant shall make adequate provision for the federal, state, local and foreign taxes (including social insurance), if any, required to be withheld by any Participating Company upon exercise of the Purchase Right or upon such disposition of shares, respectively.  A Participating Company may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary to meet such withholding obligations.

(f)          Expiration of Purchase Right.  Any portion of a Participant’s Purchase Right remaining unexercised after the end of the Offering Period to which the Purchase Right relates shall expire immediately upon the end of the Offering Period.

(g)          Provision of Reports and Stockholder Information to Participants.  Each Participant who has exercised all or part of his or her Purchase Right shall receive, as soon as practicable after the Purchase Date, a report of such Participant’s Plan account setting forth the total amount credited to his or her Plan account prior to such exercise, the number of shares of Common Stock purchased, the Purchase Price for such shares, the date of purchase and the cash balance, if any, remaining immediately after such purchase that is to be refunded or retained in the Participant’s Plan account pursuant to Section 11(d).  The report required by this Section may be delivered in such form and by such means, including by electronic transmission, as the Company may determine.  In addition, each Participant shall be provided information concerning the Company equivalent to that information provided generally to the Stockholders.

12.          Withdrawal from Plan.

(a)          Voluntary Withdrawal from the Plan.  A Participant may withdraw from the Plan by signing and delivering to the Company office or representative designated by the Company (including the Administrator) a written or electronic notice of withdrawal on a form provided by the Company for this purpose.  Such withdrawal may be elected at any time prior to the end of an Offering Period; provided, however, that if a Participant withdraws from the Plan after a Purchase Date, the withdrawal shall not affect shares of Common Stock acquired by the Participant on such Purchase Date.  A Participant who voluntarily withdraws from the Plan is prohibited from resuming participation in the Plan in the same Offering from which he or she withdrew, but may participate in any subsequent Offering by again satisfying the requirements of Sections 5 and 7(a).  The Company may impose, from time to time, a requirement that the notice of withdrawal from the Plan be on file with the Company office or representative designated by the Company for a reasonable period prior to the effectiveness of the Participant’s withdrawal.

(b)          Return of Plan Account Balance.  Upon a Participant’s voluntary withdrawal from the Plan pursuant to Section 12(a), the Participant’s accumulated Plan account balance which has not been applied toward the purchase of shares of Common Stock shall be refunded to the Participant as soon as practicable after the withdrawal, without the payment of any interest (unless otherwise required by applicable law), and the Participant’s interest in the Plan and the Offering shall terminate.  Such amounts to be refunded in accordance with this Section may not be applied to any other Offering under the Plan.

13.          Termination of Employment or Eligibility.

Upon a Participant’s ceasing, prior to a Purchase Date, to be an Employee of the Participating Company Group for any reason, including retirement, disability or death, or upon the failure of a Participant to remain an Eligible Employee, the Participant’s participation in the Plan shall terminate immediately.  In such event, the Participant’s Plan account balance which has not been applied toward the purchase of shares of Common Stock shall, as soon as practicable, be returned to the Participant or, in the case of the Participant’s death, to the Participant’s beneficiary designated in accordance with Section 20, if any, or legal representative, and all of the Participant’s rights under the Plan shall terminate.  Interest shall not be paid on sums returned pursuant to this Section 13 unless otherwise required by applicable law.  A Participant whose participation has been so terminated may again become eligible to participate in the Plan by satisfying the requirements of Sections 5 and 7(a).

14.          Effect of Change of Control on Purchase Rights.

In the event of a Change of Control, the surviving, continuing, successor, or purchasing corporation or parent thereof, as the case may be (the “Acquiring Corporation”), may, without the consent of any Participant, assume or continue the Company’s rights and obligations under outstanding Purchase Rights or substitute substantially equivalent purchase rights for the Acquiring Corporation’s stock.  If the Acquiring Corporation elects not to assume, continue or substitute for the outstanding Purchase Rights, the Purchase Date of the then current Offering Period shall be accelerated to a date before the date of the Change of Control specified by the Committee, but the number of shares of Common Stock subject to outstanding Purchase Rights shall not be adjusted.  All Purchase Rights which are neither assumed or continued by the Acquiring Corporation in connection with the Change of Control nor exercised as of the date of the Change of Control shall terminate and cease to be outstanding effective as of the date of the Change of Control.

15.          Nontransferability of Purchase Rights.

Neither payroll deductions or other amounts credited to a Participant’s Plan account nor a Participant’s Purchase Right may be assigned, transferred, pledged or otherwise disposed of in any manner other than as provided by the Plan or by will or the laws of descent and distribution.  (A beneficiary designation pursuant to Section 20 shall not be treated as a disposition for this purpose.)  Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan as provided in Section 12(a).  A Purchase Right shall be exercisable during the lifetime of the Participant only by the Participant.

16.          Compliance with Securities Law.

The issuance of shares under the Plan shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities.  A Purchase Right may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any securities exchange or market system upon which the shares of Common Stock may then be listed.  In addition, no Purchase Right may be exercised unless (a) a registration statement under the Securities Act shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase Right, or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.  As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

17.          Rights as a Stockholder and Employee.

A Participant shall have no rights as a Stockholder by virtue of the Participant’s participation in the Plan until the date of the issuance of the shares of Common Stock purchased pursuant to the exercise of the Participant’s Purchase Right (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4(b).  Nothing herein shall confer upon a Participant any right to continue in the employ of the Participating Company Group or interfere in any way with any right of the Participating Company Group to terminate the Participant’s employment at any time.

18.          Notification of Disposition of Shares.

The Company may require the Participant to give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of a Purchase Right.  The Company may require that until such time as a Participant disposes of shares of Common Stock acquired upon exercise of a Purchase Right, the Participant shall hold all such shares in the Participant’s name until the later of two years after the date of grant of such Purchase Right or one year after the date of exercise of such Purchase Right.  The Company may direct that the certificates evidencing shares of Common Stock acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.

19.          Legends.

The Company may at any time place legends or other identifying symbols referencing any applicable federal, state or foreign securities law restrictions or any provision convenient in the administration of the Plan on some or all of the certificates representing shares of Common Stock issued under the Plan.  The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to a Purchase Right in the possession of the Participant in order to carry out the provisions of this Section.  Unless otherwise specified by the Company, legends placed on such certificates may include, but shall not be limited to the following:

“THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED BY THE CORPORATION TO THE REGISTERED HOLDER UPON THE PURCHASE OF SHARES UNDER AN EMPLOYEE STOCK PURCHASE PLAN AS DEFINED IN SECTION 423 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.  THE TRANSFER AGENT FOR THE SHARES EVIDENCED HEREBY SHALL NOTIFY THE CORPORATION IMMEDIATELY OF ANY TRANSFER OF THE SHARES BY THE REGISTERED HOLDER HEREOF.  THE REGISTERED HOLDER SHALL HOLD ALL SHARES PURCHASED UNDER THE PLAN IN THE REGISTERED HOLDER’S NAME (AND NOT IN THE NAME OF ANY NOMINEE).”

20.          Designation of Beneficiary.

(a)          Designation Procedure.  Subject to local laws and procedures, a Participant may file a written designation of a beneficiary who is to receive (i) shares and cash, if any, from the Participant’s Plan account if the Participant dies subsequent to a Purchase Date but prior to delivery to the Participant of such shares and cash, or (ii) cash, if any, from the Participant’s Plan account if the Participant dies prior to the exercise of the Participant’s Purchase Right.  If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse.  A Participant may change his or her beneficiary designation at any time by written notice to the Company.

(b)          Absence of Beneficiary Designation.  If a Participant dies without an effective designation pursuant to Section 20(a) of a beneficiary who is living at the time of the Participant’s death, the Company shall deliver any shares or cash credited to the Participant’s Plan account to the Participant’s legal representative or as otherwise required by applicable law.

21.          Notices.

All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.          Governing law.

The Plan will be governed by and interpreted consistently with the laws of the State of Delaware, except as may be necessary to comply with applicable requirements of federal law.

23.          Amendment and Termination of the Plan.

(a)          The Committee may at any time amend, suspend or terminate the Plan, except that (a) no such amendment, suspension or termination shall affect Purchase Rights previously granted under the Plan unless expressly provided by the Committee, and (b) no such amendment, suspension or termination may materially adversely affect a Purchase Right previously granted under the Plan without the consent of the Participant, except to the extent permitted by the Plan or as may be necessary to qualify the Plan as an employee stock purchase plan pursuant to Section 423 or to comply with any applicable law, regulation or rule.  In addition, an amendment to the Plan must be approved by the Stockholders within 12 months of the adoption of such amendment if such amendment would authorize the sale of more shares than are then authorized for issuance under the Plan or would change the definition of the corporations that may be designated by the Committee as Participating Companies. Notwithstanding the foregoing, in the event that the Committee determines that continuation of the Plan or an Offering would result in unfavorable financial accounting consequences to the Company, the Committee may, in its discretion and without the consent of any Participant, including with respect to an Offering Period then in progress: (i) terminate the Plan or any Offering Period, (ii) accelerate the Purchase Date of any Offering Period, (iii) reduce the discount or the method of determining the Purchase Price in any Offering Period (e.g., by determining the Purchase Price solely on the basis of the Fair Market Value on the Purchase Date), (iv) reduce the maximum number of shares of Common Stock that may be purchased in any Offering Period, or (v) take any combination of the foregoing actions.